UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

SPARTAN ENERGY ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This has been an electrifying few weeks for Fisker! We announced our new Fisker HQ - Inception - located in Los Angeles, California. Followed by announcing our partnership with Magna on production and platform sharing! With this partnership, the Fisker Ocean EV is on target for Q4 2022 launch as planned.

You asked me to go on Mad Money on CNBC with Jim Cramer and I did! To see the full interview with Jim and myself you can watch here. It was a pleasure!

If you are a stockholder of Spartan Energy Acquisition Corp as of Oct 1, 2020,  #SPAQ DON’T FORGET TO VOTE! Spartan Energy Acquisition Corp. has announced it will hold its stockholder meeting on October 28, 2020 to vote to approve the pending business combination between Fisker and SPAQ.
See important information: https://lnkd.in/gqQS4TP Contact Morrow Sodali at (800) 662-5200 for assistance.

I look forward to sharing more exciting news and updates with you on our journey towards sustainable mobility!

Sincerely,

Henrik Fisker

www.fiskerinc.com

VISION

A clean future for all.

MISSION

Create the world's most emotional & sustainable vehicles.